Exhibit 10.2

PROMISSORY NOTE

$22,040,000.00	Stark County, Ohio

December 15, 2021

FOR VALUE RECEIVED HOF Village Center For Excellence, LLC, a Delaware limited liability company (the “Borrower”) promises to pay to the order of ERIEBANK, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, a Pennsylvania corporation (the “Lender,” which term shall include any holder hereof) at its offices located at Crown Centre, 5005 Rockside Rd., Suite 625, Independence, OH 44131, or at such other place as the holder hereof may designate (the “Payment Office”), Twenty-Two Million Forty Thousand and No/100 Dollars ($22,040,000.00) or so much thereof as shall have been advanced by the Lender, together with interest as set forth herein (the “Loan”). This Promissory Note (as amended, modified or renewed from time to time, this “Note”) is issued in connection with a Loan Agreement by and between Borrower and Lender, dated on or before the date hereof (as amended, modified or renewed from time to time, the “Loan Agreement”) and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively, the “Loan Documents”), and is secured by the property described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Lender to secure this Note. Capitalized terms not otherwise defined in this Note shall have the meaning ascribed to them in the Loan Agreement.

1. Interest Rate.

(a) Beginning on the date of the initial disbursement of proceeds under the Loan Agreement up to and including the Initial Maturity Date or, if Borrower elects and qualifies for the Extension Option, up to and including the Initial Extended Maturity Date, interest shall accrue on the unpaid balance of the principal amount outstanding under this Note at a variable rate of interest per annum (based on a 360 day year), which shall change in the manner set forth below, equal to the Interest Only Applicable Rate.

(b) Beginning on the day after the Initial Maturity Date and thereafter, or, if Borrower elects and qualifies for the Extension Option, beginning on the day after the Initial Extended Maturity Date and thereafter, interest shall accrue on the unpaid balance of the principal amount outstanding under this Note at a fixed rate of interest per annum (based on a 360 day year), equal to the Permanent Loan Applicable Rate.

(c) Interest on the unpaid principal balance of the Loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Any reference in this Note to a “per annum” rate shall be based on a year of 360 days.

(d) “Interest Only Applicable Rate” means the sum of percent (1.00%) plus the Prime Commercial Rate (defined below) with a floor of four and one half percent (4.50%) per annum.

(e) “Permanent Loan Applicable Rate” means:

(A) For any Interest Period for which the immediately preceding Debt Service Coverage Test has been calculated where the Pre-Distribution DSCR Test is equal to or greater than 1.50:1.0 and the Post-Distribution DSCR Test is equal to or greater than 1.35:1.0, the FHLB Rate plus 2.65% with a floor of 3.75%;

(B) For any Interest Period for which the immediately preceding Debt Service Coverage Test has been calculated where the Pre-Distribution DSCR Test is equal to or greater than 1.40:1.0 and the Post-Distribution DSCR Test is equal to or greater than 1.25:1.0, the FHLB Rate plus 2.85% with a floor of 4.00%; and

(C) For any Interest Period for which the immediately preceding Debt Service Coverage Test has been calculated where the Pre-Distribution DSCR Test is equal to or greater than 1.25:1.0 and the Post-Distribution DSCR Test is equal to or greater than 1.10:1.0, the FHLB Rate plus 3.00% with a floor of 4.25%.

(f) “Interest Period” means the twelve (12) month period beginning with the day after the Initial Maturity Date, or, if Borrower has elected and qualified for the Extension Option, the day after the Initial Extended Maturity Date, and each successive twelve (12) month period thereafter.

(g) “Prime Commercial Rate” means the rate as published in the Wall Street Journal. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to Borrower immediately with each change in the Prime Commercial Rate. The interest rate change will not occur more often than each Business Day. If the Prime Commercial Rate becomes unavailable, Lender may designate a substitute index after notifying Borrower.

(h) “FHLB Rate” means the five (5) year rate as published by the Federal Home Loan Bank of Pittsburgh on (A) the Initial Maturity Date, or if Borrower has elected and qualified for the Extension Option, the Initial Extended Maturity Date, and on (B) the Conversion Date. If the FHLB Rate becomes unavailable, Lender may designate a substitute comparable index after notifying Borrower.

(i) “Conversion Date” means five (5) years from the Initial Maturity Date, or if Borrower has elected and qualified for the Extension Option, the Initial Extended Maturity Date.

(j) “Business Day” means any day other than a Saturday, a Sunday, a federal holiday, or other day on which Lender is authorized or required to be closed.

(k) Initial Maturity Date: Means June 15, 2024 (30 months), unless accelerated sooner pursuant to the terms hereof.

(l) Initial Extended Maturity Date: Means December 15, 2024 (additional 6 months from Initial Maturity Date) unless accelerated sooner pursuant to the terms hereof.

(m) Extended Maturity Date: June 15, 2034 (additional 120 months from the Initial Maturity Date), or if Borrower has elected and qualified for the Extension Option, December 15, 2034 (additional 120 months from the Initial Extended Maturity Date), as the case may be, unless accelerated sooner pursuant to the terms hereof.

2.  Payment Terms and Maturity Date.

(a) Accrued interest on the Loan shall be due and payable on the tenth (10th) day of each calendar month commencing with the tenth (10th) day of the first month following the initial disbursement of Loan Proceeds under the Loan Agreement (provided that if such date is not a Business Day, payment will be due on the next Business Day). Beginning on the tenth (10th) day of the first month following the Initial Maturity Date, or, if Borrower elects and qualifies for the Extension Option, beginning on the tenth (10th) day of the first month following the Initial Extended Maturity Date, and on the tenth (10th) day of each calendar month thereafter (provided that if such date is not a Business Day, payment will be due on the next Business Day), Borrower shall make monthly principal plus interest payments based upon an assumed twenty five (25) year amortization schedule, with the entire outstanding principal balance plus accrued but unpaid interest due and payable on the Extended Maturity Date. Notwithstanding the foregoing or anything to the contrary contained herein or in the Loan Documents, in the event the Constellation NewEnergy, Inc. Sponsorship Agreement (or another sponsor and sponsorship agreement satisfactory to Lender) is not renewed on substantially similar terms prior to the Conversion Date, and Borrower is unable to meet the Debt Service Coverage Ratio as a result, then the entire outstanding principal balance hereunder together with accrued but unpaid interest shall be due and payable on the Conversion Date.

3. Prepayments.

Borrower may, on any Business Day, upon payment of all accrued interest, fees and other amounts then due and payable to Lender, and upon at least five (5) Business Days prior written notice to Lender, elect to prepay all or part of the unpaid principal balance; provided, however, that (i) if the prepayment occurs prior to the Initial Maturity Date, or, if Borrower elects and qualifies for the Extension Option, prior to the Initial Extended Maturity Date, AND is the result of a refinancing with another banking institution then Borrower shall pay a prepayment premium equal to the product of 2% times the amount of principal prepaid, (ii) if the prepayment occurs prior to the Initial Maturity Date, or, if Borrower elects and qualifies for the Extension Option, prior to the Initial Extended Maturity Date, AND if the prepayment is the result of a refinancing with a non-bank entity or non-bank permanent lender then Borrower shall pay a prepayment premium equal to the product of .50% times the amount of principal prepaid, and (iii) for all other prepayments no prepayment premium shall be due. Notwithstanding the foregoing, no prepayment penalty shall be due in the event the entire outstanding principal balance is repaid on the Initial Maturity Date, Initial Extended Maturity Date or on the Conversion Date. Notwithstanding the foregoing, in the event Borrower pays Lender a fee of $22,040.00 on or about the date hereof, then Borrower may prepay this Note, in whole or in part, at any time, without prepayment penalty or charge.

4. Events of Default.

(a) An “Event of Default” shall exist if any of the following occurs and is continuing:

(i)	Borrower fails to make any payment of interest and/or principal hereunder or any other payment required hereunder within ten (10) days of when the same becomes due (except for the final payment due on the Initial Maturity Date or Extended Maturity Date, as applicable, for which there shall be no grace period); or

(ii)	An Event of Default occurs under the Loan Agreement.

(b) Upon the occurrence and during the continuation of an Event of Default (beyond any applicable notice and/or grace periods): (i) Lender shall be under no further obligation to make advances hereunder; (ii) the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder and under any other Loan Document shall be immediately due and payable without demand or notice of any kind; (iii) at Lender’s option, this Note will bear interest at the Default Rate (defined below) from the date of the occurrence of the Event of Default; and (iv) the Lender may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law. Each of the foregoing remedies is distinct and cumulative to all the other rights or remedies under this Note or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

(c) No course of dealing on the part of the Lender and no delay or failure on the part of the Lender to exercise any right shall operate as a waiver of such right or otherwise prejudice the Lender’s rights, powers and remedies.

5. Late Payment Charge; Default Rate.

(a) If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note or the Loan Documents within ten (10) calendar days of the date due and payable, the Borrower also shall pay to Lender a late charge equal to five percent (5.00%) of the amount of such regularly scheduled payment of principal and interest (the “Late Charge”); provided, however, that the Late Charge shall not apply to the payment due on the Initial Maturity Date, Initial Extended Maturity Date or final Maturity Date. Such ten (10) day period shall not be construed in any way to extend the due date of any such payment.

(b) Upon and after the occurrence and during the continuation of an Event of Default/a Default, at the election of Lender, all interest accruing in respect of any loan or other obligation of Borrower under this Note shall be increased by a per annum percentage equal to five percent (5.00%) over the Applicable Rate (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

(c) Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default. Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Lender, and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.

6. Right of Setoff.

Upon the occurrence and during the continuation of an Event of Default, Lender shall have, with respect to the Borrower’s obligations to the Lender under this Note and to the extent permitted by law, a contractual right of setoff against, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, however, this does not include any IRA or Keogh accounts, or any trust accounts. Every such right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such setoff on its books and records at a later time.

7. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be given in the manner prescribed in the Loan Agreement.

(b) Delay Not Prejudicial to Lender. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power.

(c) Lender’s Remedies Cumulative. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.

(d) No Oral Modification. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Lender.

(e) Lender’s Costs/Expenses. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefore, including without limitation reasonable fees and expenses of the Lender’s counsel.

(a) Partial Invalidity; Severability. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect.

(g) Waivers. Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment, and demand, with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein. The Borrower also waives all defenses based on suretyship or impairment of collateral.

(h) Successors and Assigns Bound. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Lender’s written consent and the Lender at any time may assign this Note in whole or in part.

(i) Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of Ohio. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE LENDER AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the Cuyahoga County, Ohio; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

(i) Index Value. This Note expresses an initial interest rate and an initial index value to two (2) places to the right of the decimal point. This expression is done solely for convenience. The reference sources for the index used by Lender, as stated in this Note, may actually quote the index on any given day to as many as five (5) places to the right of the decimal point. Therefore, the actual index value used to calculate the interest rate on and the amount of interest due under this Note will be to five (5) places to the right of the decimal point.

(j) Posting and Application of Payments.

(i) All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents must be made to Lender not later than 11:00 a.m. (EST) on the due date to ensure credit on the due date. All credits shall be provisional, subject to verification and final settlement. Lender may charge the Operating Account for the amount of any item of payment or other payment that is returned to Lender unpaid or otherwise not collected.

(ii) Prior to an Event of Default under this Note, payments shall be applied first to interest, then to principal, then to any fees or other amounts due and owing to Lender in connection with the Loan. After an Event of Default under this Note, payments may be applied, at Lender’s option, as follows: first to any collection costs or expenses (including reasonable attorneys’ fees), then to any late charges or other fees owing under the Loan Documents, then to accrued interest, then to principal. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral (as defined in the Loan Agreement) for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Loan, or part thereof intended to be satisfied, shall be revived and continue as if such payment or proceeds had not been received by Lender.

(iii) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including any deduction for any setoff or counterclaim.

(k) IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lender.

What this means: When an entity or person opens an account or establishes a relationship with Lender, Lender may ask for the name, address, date of birth, and other information that will allow the Lender to identify the entity or person who opens an account or establishes a relationship with Lender. Lender may also ask to see identifying documents for the entity or person.

(l) Business Purpose. Borrower represents and warrants to Lender that the proceeds of this Note shall be used by Borrower exclusively for commercial and business purposes, and that none of the proceeds of this Note shall be used by Borrower for personal, family, or household purposes.

8. Power To Confess Judgment.

Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower in favor of Lender for the amount then appearing due on this Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on Borrower’s behalf in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment and to such attorney’s fee being paid by Lender or deducted from the proceeds of collection of this Note or collateral security therefor.

9. WAIVER OF JURY TRIAL.

BORROWER ACKNOWLEDGES AND AGREES THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG BORROWER AND LENDER, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, THE BORROWER AGREES THAT, NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER, BORROWER BELIEVES AND AGREES THAT IT SHALL BE IN THEIR BEST INTERESTS TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVES SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREES THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE, OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE RELATIONSHIP AMONG THE BORROWER, LENDER, AND ANY OTHER PARTY TO THE LOAN DOCUMENTS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, OR WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

10. PAYMENTS FROM DEPOSIT ACCOUNT.

Borrower authorizes Lender to debit its Operating Account (1308194248) which Borrower will maintain with Lender for payments due to Lender under this Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

Borrower has executed this Note in Stark County, Ohio, and has executed and delivered this Note as of the day and year first set forth above.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF Village Center For Excellence, LLC, a Delaware limited liability company

By:	/s/ Michael Crawford
Michael Crawford,
President and Chief Executive Officer

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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Promissory Note